Exhibit 99.2

PROXY

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF THE FIRST BEXLEY BANK

    , 2014

Solicited On Behalf Of The Board Of
Directors Of The First Bexley Bank

VOTE BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to The First Bexley Bank, 2680 East Main Street, Bexley, Ohio 43209. Votes by mail must be received by     , 2014.

VOTE IN PERSON

You may vote in person by attending the Special Meeting of Shareholders.

The undersigned holder(s) of shares of common stock of The First Bexley Bank, an Ohio commercial bank, or First Bexley, hereby revokes all previous proxies, if any, and hereby appoints George Gummer, Jeffrey Meyer and David Belford, and each of them or their designees, as attorney-in-fact of the undersigned, with power of substitution, to vote all of the shares of common stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of First Bexley, to be held    .m., Central Time, on     , 2014 at 2680 East Main Street, Bexley, Ohio 43209, and at any and all adjournments of such Special Meeting, as follows:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

1.     APPROVAL OF THE MERGER PROPOSAL.  To approve the Agreement and Plan of Merger dated as of December 17, 2013, by and among First Financial Bancorp., First Financial Bank, National Association, and First Bexley; and providing for the merger of First Bexley with and into First Financial Bank.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.    APPROVAL OF THE ADJOURNMENT PROPOSAL.  To adjourn the Special Meeting to a later date or dates if the board of directors of First Bexley determines such an adjournment is necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: To consider and act upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS OF FIRST BEXLEY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2: (1) THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, AND (2) THE APPROVAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF THE BOARD OF DIRECTORS OF FIRST BEXLEY DETERMINES SUCH AN ADJOURNMENT IS NECESSARY to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve the Agreement and Plan of Merger.

Where a choice is indicated, the shares represented by this proxy when properly executed will be voted as specified by the shareholder(s), but if no instructions are specified, this proxy will be voted FOR the proposals described above. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. However, if any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of First Bexley’s Board of Directors.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of First Bexley prior to the time of voting at the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from First Bexley prior to the execution of this proxy of the Notice of Special Meeting of Shareholders and the Proxy Statement/ Prospectus dated       , 2014.

(Sign on reverse side)

PRINT NAME OF SHAREHOLDER(S)
(As it appears on Stock Certificate)

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

No. of Shares Owned:	Dated:	, 2014

*    *    *    *    *

Please sign exactly as your name appears on this proxy form and complete the number of shares owned. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS FORM OF PROXY TO FIRST BEXLEY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.